United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 5, 2026

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2026, SUNation Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) set forth on the signature page thereto for the purchase and sale of an aggregate of 2,390,000 in shares of common stock of the Company, par value $0.05 per share (the “Shares”), for gross proceeds of $2,700,700, which Shares were priced at market at $1.13 per share, based on the closing price of the Company’s Common Stock on the Nasdaq Capital Market on June 5, 2026 (the “Offering”). There are no warrants in this offering, and no price adjustment features related to the Shares. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The Purchase Agreement contains beneficial ownership limitations with respect to each Investor such that an Investor shall not own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding common stock at any time However, upon at least 61 days’ prior notice from the Investor to the Company may increase the amount of ownership of outstanding common stock.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about June 9, 2026, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering to fund the Company’s working capital and general corporate purposes.

Concurrently with the entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors for the registration for resale of the Shares pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). Following the effectiveness of the resale Registration Statement, the Company is obligated to keep Registration Statement continuously effective from the date on which the SEC declares the Registration Statement effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by such Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act, or otherwise shall have ceased to be Registrable Securities. The Company will be responsible for the registration expenses incurred in connection with the registration statement.

In connection with the Offering, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”), dated as of June 5, 2026, between the Company, Maxim Capital Group LLC (“Maxim”, with Roth Capital Partners, LLC as a beneficially of certain provisions related thereto). The Company engaged Maxim to act as the Company’s placement agent in connection with the Offering. The Company agreed to pay Maxim a cash fee of 4.5% of the gross proceeds the Company receives under the Purchase Agreement, as well as certain expenses of the offering.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of each of the Securities Purchase Agreement, the Registration Rights Agreement and the Placement Agency Agreement does not purport to be complete and are subject to and qualified in their entirety by reference to the complete text of the Securities Purchase Agreement, Registration Rights Agreement, and the Placement Agency Agreement, each of which are attached hereto as Exhibits 1.1, 10.1 and 10.2, respectively, and are hereby incorporated by reference into this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement, dated June 5, 2026
10.1	Securities Purchase Agreement, dated June 7, 2026
10.2	Registration Rights Agreement, dated June 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: June 8, 2026

2